UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BAUDAX BIO, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Baudax Bio, Inc.

490 Lapp Road

Malvern, Pennsylvania 19355

(484) 395–2470

www.baudaxbio.com

THESE SUPPLEMENTAL PROXY MATERIALS PROVIDE ADDITIONAL INFORMATION

REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

On April 8, 2021, Baudax Bio, Inc. (the “Company”) announced that it has partially adjourned the 2021 Annual Meeting of Shareholders (the “Annual Meeting”), with respect to Proposal 3, to allow shareholders additional time to vote on such proposal. Proposal 3 is a proposal to amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares, and is described in the Company’s Definitive Proxy Statement (the “Proxy Statement”), which was filed with the Securities and Exchange Commission (“SEC”) on March 11, 2021. Below is a copy of the announcement, which supplements the Proxy Statement.

Baudax Bio Announces Partial Adjournment of Annual Meeting of Shareholders

Annual Meeting to be adjourned solely with respect to Proposal 3

MALVERN, Pa., April 8, 2021 — Baudax Bio, Inc. (NASDAQ:BXRX) (the “Company”), a pharmaceutical company focused on therapeutics for acute care settings, today announced that it has adjourned its 2021 Annual Meeting of Shareholders (the “Annual Meeting”) solely with respect to Proposal 3 set forth in its Definitive Proxy Statement (“Proxy Statement”) filed with the Securities and Exchange Commission on March 11, 2021. Proposal 3 is a proposal to amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 100 million shares to 190 million shares. The Company has adjourned the Annual Meeting with respect to Proposal 3 to provide its shareholders additional time to vote on Proposal 3. The Annual Meeting will resume with respect to Proposal 3 at 10:00 a.m. Eastern time on May 6, 2021 and will continue to be held virtually at www.virtualshareholdermeeting.com/BXRX2021.

The record date for determining shareholders eligible to vote at the annual meeting will remain the close of business on March 1, 2021. Shareholders who have already submitted a proxy do not need to vote again for the reconvened Annual Meeting, as the proxies submitted will remain valid. Shareholders who have already submitted proxies and want to change their vote with respect to Proposal 3 can update their vote in the manner set forth in the Proxy Statement. Your vote will be recorded at the Annual Meeting in accordance with your most recently submitted proxy.

Shareholders as of close of business on the March 1, 2021 record date who have not voted are encouraged to vote online at www.proxyvote.com or by telephone at 1-800-690-6903. Shareholders needing assistance voting or have questions may contact the Company’s proxy solicitation firm, Okapi Partners, at info@okapipartners.com or (855) 208-8902.

About Baudax Bio

Baudax Bio is a pharmaceutical company focused on therapeutics for acute care settings. The launch of Baudax Bio’s first commercial product ANJESO® began in June 2020 following its approval by the U.S. Food and Drug Administration in February 2020. ANJESO is a once daily IV NSAID with preferential Cox-2 activity, which has successfully completed three Phase III clinical trials, including two pivotal efficacy trials, a large double-blind Phase III safety trial and other studies for the management of moderate to severe pain. In addition to ANJESO, Baudax Bio has a pipeline of other pharmaceutical assets including two novel neuromuscular blocking agents (NMBAs) and a proprietary chemical reversal agent specific to these NMBAs which is currently in preclinical studies, and intranasal dexmedetomidine which is being developed for possible uses in pain or sedation. For more information please visit www.baudaxbio.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect Baudax Bio’s expectations about its future performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “may,” “upcoming,” “plan,” “target,” “goal”, “intend” and “expect” and similar expressions, as they relate to Baudax Bio or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information available to Baudax Bio as of the date of publication on this internet site and are subject to a number of risks, uncertainties, and other factors that could cause Baudax Bio’s performance to differ materially from those expressed in, or implied by, these forward-looking statements. Baudax Bio assumes no obligation to update any such forward-looking statements. These forward-looking statements should be considered together with the risks and uncertainties that may affect our business and future results included in our filings with the Securities and Exchange Commission at www.sec.gov. These forward-looking statements are based on information currently available to us, and we assume no obligation to update any forward-looking statements except as required by applicable law. These forward-looking statements should be considered together with the risks and uncertainties that may affect Baudax Bio’s business and future results included in Baudax Bio’s filings with the Securities and Exchange Commission at www.sec.gov.

CONTACT:

Investor Relations Contact:

Argot Partners

Sam Martin / Claudia Styslinger

(212) 600-1902

baudaxbio@argotpartners.com

Media Contact:

Argot Partners

David Rosen

(212) 600-1902

david.rosen@argotpartners.com